LEAF GROUP ACQUIRES HOME DÉCOR BRAND

DENY DESIGNS

The Home Furnishings Designer and Manufacturer Joins

Leaf Group’s Portfolio of Artist-Driven Marketplace Properties

SANTA MONICA, Calif. (May 4, 2017) – Leaf Group Ltd. (NYSE: LFGR), a diversified Internet company comprised of several marketplace and media properties, today announced it has acquired home décor brand Deny Designs. The Denver-based business will join Leaf Group’s expanding marketplaces,  creating strategic synergies between its other ecommerce brands, most notably Society6.

“We are excited to welcome Deny Designs into our Leaf Group portfolio of marketplace brands,” said Sean Moriarty, CEO of Leaf Group. “Deny Designs’ artist-driven home goods and accent products are the perfect addition to our fast-growing marketplaces, further strengthening our position within the home décor space.”

Deny Designs and Society6 have both focused substantially in home goods, differentiating them from many other print-on-demand marketplaces that focus primarily on t-shirts and apparel. By aligning Deny Designs and Society6,  Leaf Group’s growing marketplaces will not only solidify its stronghold within the lucrative home accessories sector, but will further expand its audience demographic targeting a more affluent customer through Deny Designs’ highly curated collections and furnishings.

By integrating Society6’s powerful direct-to-consumer ecommerce model and instant insight into trending styles with Deny Designs’ proprietary product development capabilities,  Leaf Group is now uniquely positioned to provide unparalleled data to inform retail distribution partners of customer purchase patterns and design trends. Business synergies between Deny Designs and Society6 will also provide career-enhancing services for both brands’ global network of talented artists, including opportunities to design for an expanded range of exclusive products and to gain exposure with retailers such as Nordstrom, Gilt and Bed Bath & Beyond, among other leading retail companies.

“I’m thrilled that Deny Designs is joining such a creative group of brands at Leaf Group,” said Dustin Nyhus, founder of Deny Designs. “Product design has long been a passion for me and this translates to the home goods we create at Deny Designs. Joining Leaf Group will provide even more opportunity to stretch our creativity to develop new products and expand opportunities for our passionate and growing artist community.”

“Deny Designs is in great company within our collection of artist-driven digital commerce brands, which include Society6, Saatchi Art and The Other Art Fair,” added Dion Camp Sanders, Executive Vice President, Marketplaces for Leaf Group. “Each business strengthens the others as we build a growing platform of loved consumer brands that create opportunities for our global network of artists, connecting them with passionate audiences.”

Founded in 2011,  Deny Designs is a print-on-demand marketplace known for its high quality custom printed home accents. The brand also designs and produces select furniture products in its proprietary manufacturing facility in Denver, Colorado. Deny

Designs will remain headquartered in Denver and led by its founder Dustin Nyhus, who will continue to oversee day-to-day operations.

About Deny Designs

Deny Designs is an original home décor brand and manufacturer based in Denver, Colorado whose custom crafted goods support artists worldwide with every purchase. Deny Designs’ exclusive line of products can be found in select retailers and online at denydesigns.com.

About Leaf Group

Leaf Group Ltd. (NYSE:LFGR) is a diversified Internet company that builds platforms across its marketplaces (Society6, Saatchi Art and The Other Art Fair) and various media properties (including Livestrong.com, eHow and Cuteness) to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Leaf Group’s diverse advertising offerings help brands and publishers find innovative ways to engage with their customers. For more information about Leaf Group, visit www.leafgroup.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding activities, events or developments that the Company or management intends, expects or believes will or may occur in the future are forward-looking statements. Such statements are made by management based on their experience, current expectations and other factors they deem appropriate, including certain assumptions related thereto, but they are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting the Company’s operations, markets, products and services. The Company identifies the principal risks and uncertainties that impact its performance in its public reports filed with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company assumes no obligation to update any forward-looking statements.

Media Contact

Sharna Daduk

310-917-6405

sharna.daduk@leafgroup.com

Investor Contacts

Jeff Misthal

310-656-6253
IR@leafgroup.com

Shawn Milne

415-264-3419

shawn.milne@leafgroup.com